UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2013

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

1001 Louisiana Street, Suite 2900, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 654-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 12, 2013, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Superior Energy Services, Inc. (the “Company”) adopted the Annual Incentive Plan (the “Plan”), which formalizes the Company’s current annual incentive arrangement with its executive officers and other key employees and also provides for a clawback of annual incentive compensation under certain circumstances. As currently operated, the Compensation Committee will continue to establish the performance goals and target annual bonus amounts under the Plan applicable to participants who are executive officers of the Company, and will determine whether any bonuses will be paid to such participants for a given calendar year.

The Plan includes a clawback policy providing that if an executive officer engages in grossly negligent conduct or intentional misconduct that either (i) requires the Company’s financial statements to be restated or (ii) results in an increase of the participant’s bonus, then the Compensation Committee may seek recovery for the benefit of the Company of the after-tax portion of the difference between any bonus that was awarded or paid to such participant during the three-year period following such conduct and the bonus that would have been paid based on the restated financial statements or absent the increase described in part (ii). The clawback policy also specifies that the bonus amounts under the Plan are subject to any clawback policy that the Company may adopt in the future to conform to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Company previously implemented a clawback policy applicable to its equity-based awards, thus going forward all of the Company’s performance-based awards will be subject to a clawback policy.

The information included herein relating to the Plan is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report.

Item 8.01	Other Events

On August 12, 2013, the Compensation Committee also revised the Company’s Executive Stock Ownership Guidelines (the “Guidelines”) to increase the ownership requirement applicable to the Company’s chief executive officer to six times his annual salary, instead of four times as previously provided. Under the revised Guidelines, Mr. Dunlap will have five years to meet the increased ownership requirement. The revised Guidelines also include a provision requiring the Company’s executives to maintain ownership of at least 50% of the net after-tax shares of common stock acquired from the Company pursuant to any equity-based awards received from the Company, unless the executive has met his individual ownership requirement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Superior Energy Services, Inc. Annual Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Executive Vice President, Treasurer and
Chief Financial Officer

Dated: August 14, 2013